REFERENCE 3.4

                                PLAN OF MERGER


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                                PLAN OF MERGER

This Plan of Merger, dated this 30th day of April, 1998 made by and between NALBANDO ENTERPRISES, INC. party of the first part, a corporation organized and existing under and by virtue of the laws of the state of Nevada, and NOVA
PHARMACEUTICAL, INC., party of the second part, a corporation organized and existing under and by virtue of the laws of the state of Nevada.

Witnesseth that:

Whereas the board of directors of each of said corporations, parties hereto, in consideration of the mutual agreements of each corporation as set forth herein, do deem it advisable and generally to the welfare of said corporations and their respective stockholders, that NALBANDO ENTERPRISES, INC., the party of the first part, merge into itself NOVA PHARMACEUTICAL, INC., party of the second part, and that NOVA PHARMACEUTICAL, INC., party of the second part should be merged into NALBANDO ENTERPRISES, INC., the party of the first part, as authorized by the statutes of the state of Nevada, under and pursuant to the terms and conditions hereinafter set forth; and

Whereas said NALBANDO ENTERPRISES, INC., the party of the first part, by its articles iv incorporation which were filed in the office of the secretary of state of Nevada on February 6, 1998, has authorized capital stock consisting of 25,000,000 shares of common stock, of the par value of one-tenth of one cent ($.001) each, amounting in the aggregate to twenty-five thousand dollars ($25,000), of which capital stock one million four hundred thousand (1,400,000) shares of such common stock are now issued and outstanding.

Whereas said NOVA PHARMACEUTICAL, INC, the party of the second part, by its articles of incorporation which were filed in the office of the secretary of state of Nevada on January 8th of 1998, has authorized capital stock consisting of 25,00,000 shares of common stock of one tenth of one cent ($.001) par value, and 2,500,000 shares of preferred stock of one cent ($.01) par value, of which capital stock two million five hundred thousand (2,500,000) share of common stock and no shares of preferred stock are now issued and outstanding; and

Whereas, the principal office of said NALBANDO ENTERPRISES, INC., party of the first part, is located at 4001 Kennett Pike #134, Wilmington, Delaware 19807,and the name and address of its resident agent is Samuel Wierdlow, 1400 Colorado St., Boulder City, Nevada, 89005; and the principal office of NOVA PHARMACEUTICAL, INC, party of the second part, is located at 31712 Casino Drive, Lake Elsinore, California, 92530, and the name and address of its registered agent is Rite, Inc.,1905 S. Eastern Ave. Las Vegas, Nevada, 89104.

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Now,  therefore,  the  corporations,  parties to this agreement,  by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained have agreed and do hereby agree each with the other that NALBANDO ENTERPRISES, INC., party of the first part, merge into itself NOVA PHARMACEUTICAL, INC., and likewise NOVA PHARMACEUTICAL, INC., party of the second part, shall be merged into NALBANDO ENTERPRISES, INC., party of the first part, pursuant to NRS 92A.100, 92A.120, 92A.200, and do hereby agree upon and prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

(1) First: NALBANDO ENTERPRISES, INC., party of the first part, hereby merges itself into NOVA PHARMACEUTICAL, INC., party of the second part, and likewise said NOVA PHARMACEUTICAL, INC., party of the second part, shall be and hereby is merged into NALBANDO ENTERPRISES, INC., party of the first part, which shall be the surviving corporation, hereinafter usually referred to as "THE CORPORATION."

(2) Second: The facts required to be set forth in he Articles of Merger of a corporation incorporated under the laws of the state of Nevada, which can be stated in the case of the merger provided for in this agreement, are as follows:

(1) The name and jurisdiction of organization of each constituent entity; (2) That a plan of merger or exchange has been adopted by each constituent entity;
(3)   If approval of the owners of the parent was not required, a statement to that effect;
(4) If approval of the owners of one or more constituent entities was required, a statement that:
(a) The plan was approved by the unanimous consent of the owners; or (b) A plan was submitted to the owners pursuant to this chapter including: (1) The designation, percentage of total vote or number of votes entitled to vote separately on the plan;  and
(2)   Either the total number of votes or percentage of owners of each class of interests entitled to vote separately on the plan or the total number of undisputed votes or undisputed total percentage of owner's interests cast for the plan separately by the owners of each class, and the number of votes or percentage of owner's interests cast for the plan by the owners of each class of interests was sufficient for approval by the owners of that class;
(3)             In the  case of a  merger,  the  amendment  to the  articles  of
                incorporation,   articles  of  organization  or  certificate  of
                limited partnership of the surviving entity; and
(4)   If the entire plan of merger or exchange is not set forth, a statement that the complete executed plan of merger or plan of exchange is on file at the registered office if a corporation or limited-liability company, office described in paragraph (a)


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                of Subsection 1 of NRS 88.330 if a limited partnership,
                principal place of business if a general partnership, or other place of business of the surviving entity or the acquiring entity, respectively.
(3) Third: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares of the other securities of the corporation shall be as follows:

Forthwith upon the filing of the Certificate of Merger as required by law:

(a) Each share of common stock of said NOVA PHARMACEUTICAL, INC., shall be converted into four (4) shares of the common stock of the
          CORPORATION, and each holder of shares of the common stock of said NOVA PHARMACEUTICAL, INC., upon the surrender to THE CORPORATION of one or more certificates of such shares for cancellation, shall be entitled to receive one or more certificates for the number of shares represented by the certificates so surrendered for
          cancellation by such holder multiplied by four (4).
(b)       There  will  be  no   conversion  of  the  common  stock  of  NALBANDO
          ENTERPRISES, INC. The shares issued and outstanding shall remain issued and outstanding.

(4) Fourth: The terms and conditions of the merger are as follows:

(A)    ARTICLES OF INCORPORATION
     Until altered, amended or repealed, as therein provided, the Articles of Incorporation of NALBANDO ENTERPRISES, INC., party of the first part, as in effect at the date of this agreement, shall be the Articles of Incorporation of THE CORPORATION, except that said Article First of NALBANDO ENTERPRISES, INC.'S Articles of Incorporation shall be amended upon the effective date to read in it's entirety as follows:

    FIRST: The name of this corporation shall be :
                   NOVA PHARMACEUTICAL, INC

    As so amended, the Amended Articles of Incorporation of NALBANDO ENTERPRISES, INC. shall be the Articles of Incorporation of THE CORPORATION after the effective date, and thereafter may be amended in accordance with its terms as provided by law.

(B)   BYLAWS

  Until altered, amended, or repealed, as therein provided, the bylaws of NALBANDO ENTERPRISES, INC., party of the first part, as in effect at the date


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  of this agreement, shall be the bylaws of THE CORPORATION, except that Article
  3 section 2 of the Bylaws shall be amended as follows:

  SECTION 2. NUMBER AND TERM. The number of directors shall be four. The directors shall be elected to serve until his successor shall be elected and qualify. The number of directors may be increased at any time pursuant to
  Article 3 section 2 of these Bylaws.

(C)    DIRECTORS.

  The directors shall be:      Ralph Mann, James Ayres, John Michael, and Dr.
  Carlos Schmidt.

(D)     OFFICERS

  The officers of THE CORPORATION shall be a President/CEO, Vice President, and a Secretary/Treasurer, and the names and places of residence of the officers of THE CORPORATION, who shall hold such offices as are set before their names from and after the date when this agreement shall become effective and until the first meeting of the board of directors to be held thereafter, are as follows:

  Office                           Name                        Address

  President & CEO               Ralph Mann          31712 Casino Dr. , Ste. 7B
                                                     Lake Elsinore, Ca  92530

  Vice President                James Ayres         31712 Casino Dr.  Ste 7B
                                                     Lake Elsinore, Ca 92530

  Secretary                     James Ayres         31712 Casino Dr.  Ste 7B
                                                      Lake Elsinore, Ca 92530

  Treasurer                     Ralph Mann          31712 Casino Dr.  Ste. 7B
                                                      Lake Elsinore, Ca  92530

(E)   REGULAR MEETING

  The first regular meeting of the board of directors of THE CORPORATION to be held after the date when this agreement shall become effective, may be called or may convene in the manner provided in the bylaws of THE CORPORATION and may be held at the time and place specified in the notice of the meeting.

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(F)   EFFECTIVE DATE

  The "effective date" of this merger agreement to be effected pursuant to the provisions hereof shall, for all of the purposes herein, be and be deemed to be the date when the Articles of Merger duly signed and acknowledged, shall have been filed and recorded as required by the laws of the state of Nevada.



(G)   EXPNSES

THE CORPORATION shall pay all expenses of carrying this Plan of Merger into effect and of accomplishing the merger.

(H)  EFFECT OF MERGER

Upon the date when this agreement shall become effective, the separate existence of NOVA PHARMACEUTICAL, INC. shall cease, and NOVA PHARMACEUTICAL, INC. shall be merged into NALBANDO ENTERPRISES, INC., the surviving corporation in accordance with the provisions of this agreement, which corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and be subject to all the restrictions, disabilities, and duties of each of the corporations, parties to this agreement, and all and singular, the rights, privileges, powers and franchises of each of said corporations, and all property, real, personal and mixed, and all debts due to each of such corporations shall be vested in the surviving corporation; and all property, right and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the respective constituent corporations, and the title to any real estate, whether by deed or otherwise, vested in any of said corporations, parties hereto, shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon the property of any of said corporations, parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of NOVA PHARMACEUTICAL, INC., party of the second part, shall thenceforth attach to the said surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

If at any time THE CORPORATION shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of said NOVA PHARMACEUTICAL, INC., party of the second part, the proper officers and directors of said corporation shall and will execute and make all such proper assignments and assurances and do all thins necessary or


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proper  to vest  title  in such  property  or  rights  in THE  CORPORATION,  and otherwise to carry out the purposes of this Plan of Merger.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Plan of Merger which may be contained in the articles of incorporation of a corporation organized under the Corporation Law of Nevada, in the manner now or hereafter prescribed by said Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

(H)   STOCK EXCHANGE LISTING

The CORPORATION will strive toward listing on the Electronic Bulletin Board and THE CORPORATION shall make all reasonable efforts to maintain such listing once it is achieved.
(J)  EMPLOYMENT CONTRACTS/AGREEMENTS

Any and all employment contracts or agreements with THE CORPORATION shall be attached as Exhibit B to this document.

(K)  CONDUCT OF BUSINESS PENDING MERGER

Both Surviving and Non-Surviving Corporation shall conduct their business in the ordinary and usual course, and there shall be no material changes in the conduct of their operations.

Neither Non-Surviving Corporation nor Surviving Corporation shall sell, pledge, or issue or agree to sell, pledge or issue any stock owned by it, or amend its Articles of Incorporation or By-Laws, or split, combine, or reclassify the outstanding Stock, or pay dividends.

(L)  REPRESENTATIONS AND WARRANTIES

Surviving Corporation, NALBANDO ENTERPRISES, INC., represents warrants to the Non-Surviving corporation, NOVA PHARMACEUTICAL, INC., as follows:

(1) All filings required of NALBANDO ENTERPRISES, INC. are current and up to date. None of the information supplied therein contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading.

      Non-Surviving Corporation, NOVA PHARMACEUTICAL, INC. represents and warrants to the acquiring corporation NALBANDO ENTERPRISES, INC. as follows:

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(2)   All filings required of NOVA PHARMACEUTICAL, INC. are current and up to date. All information supplied to NALBANDO ENTERPRISES, INC. in the Business Plan and Proforma and otherwise is accurate and reliable information. None of the information supplied contains any untrue statement of material fact or omits to make any statement of material fact necessary to make the statements therein not misleading.

(m)   REMEDIES FOR BREACH

      Surviving Corporation, NALBANDO ENTERPRISES, INC., and the Non Surviving corporation, NOVA PHARMACEUTICAL, INC., acknowledge and agree that irreparable damage would occur in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State thereof having jurisdiction, in addition to any other remedy to which they might be entitled to at law or equity.

      (5) Fifth: The Certificate of Merger shall be filed in the office of the Secretary of State of Nevada and this Plan of Merger shall be effective upon the filing thereof.

      In witness whereof, the parties to this agreement, pursuant to authority duly given by their respective boards of directors have caused this plan of merger to be executed by a majority of the directors of each party hereto, and the corporate seal affixed.

                                    NALBANDO ENTERPRISES, INC.

                                          /s/ Charlene Kalk
                                    By: CHARLENE KALK, Director

                                    A Majority of the Board of Directors
      (Corporate seal)

            /s/ Charlene Kalk
Attest:     _____________________________
By: CHARLENE KALK, SECRETARY
                                    NOVA PHARMACEUTICAL, INC.
                                          /s/ Ralph Mann
                                    ------------------------------
                                    By: MR. RALPH MANN, Director


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                                          /s/ James Ayres
                                    ------------------------------
                                    By: MR. JAMES AYRES, Director
                                          /s/ Carlos Schmidt
                                    ------------------------------
                                    By: DR. CARLOS SCHMIDT, Director

                                    A Majority of the Board of Directors

      (Corporate seal)
            /s/ James Ayres
Attest:     _____________________________
      By: JAMES AYRES, Secretary



























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      I, CHARLENE KALK, Secretary of NALBANDO  ENTERPRISES,  INC., a corporation organized and existing under the laws of the state of Nevada, hereby certify, as such Secretary and under the seal of the said corporation, that the Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation by a majority of the directors thereof and having been signed by a majority of the directors of NALBANDO ENTERPRISES, INC., a corporation of the state of Nevada was duly adopted pursuant to NRS 92A. 100 and 92A. 120, by the written consent of the stockholders holding 100% of the shares of the capital stock of NALBANDO ENTERPRISES, INC., same being a majority of the shares issued and outstanding and that a signed copy of the consent is attached hereto and made a part of the Plan of Merger.

      Witness my hand and the seal of said NALBANDO ENTERPRISES, INC., on this 30th day of April, 1998
      /s/ Charlene Kalk

Attest:     _____________________________
      By:  CHARLENE KALK, Secretary

   (Corporate seal)




      I, MR. JAMES AYRES, Secretary of NOVA PHARMACEUTICAL, INC., a corporation organized and existing under the laws of the state of Nevada, hereby certify, as such Secretary and under the seal of the said corporation, that the Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation by a majority of the directors thereof and having been signed by a majority of the directors of NOVA PHARMACEUTICAL, INC., a corporation of the state of Nevada, was duly adopted pursuant to NRS 92A. 100 and 92A. 12 by the written consent of the stockholders holding 100% of the shares of the capital stock of NOVA PHARMACEUTICAL, INC., same being a majority of the shares issued and outstanding and that a signed copy of the consent is attached hereto and made a part of the Plan of Merger.

      Witness my hand and the seal of said NOVA PHARMACEUTICAL, INC., on this 30th day of April, 1998

            /s/ James Ayres


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Attest:     ______________________________
      By:  MR. JAMES AYRES, Secretary

   (Corporate seal)


      The above Plan of Merger, having been executed by a majority of the board of directors of each corporate party thereto, and having been adopted separately by the stockholders of each corporate party thereto, in accordance with the provisions of the Corporation Law of the state of Nevada, and that fact having been certified on said Plan of Merger by the Secretary of each corporate party thereto do now hereby execute the said Plan of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each said corporations, on this 30th day of April, 1998.

                           NALBANDO ENTERPRISES, INC.

                                /s/ Charlene Kalk
                              -----------------------------------
                          By: CHARLENE KALK, President

                                /s/ Charlene Kalk
                              -----------------------------------
                          By: CHARLENE KALK, Secretary

   (Corporate seal)
            /s/ Charlene Kalk
Attest:     ______________________________
      By:  CHARLENE KALK, Secretary

STATE OF CALIFORNIA           )
                              ) SS:
COUNTY OF LOS ANGELES   )
                              )

      Be it remembered that on this 30th day of April, A.D. 1998, personally came before me, a notary public, in and for the county and state aforesaid, CHARLEN KALK, President of NALBANDO ENTERPRISES, INC., a corporation of the state of Nevada and one of the corporations described in and which executed the foregoing Plan of Merger, known to me personally to be such, and she the said president. As such president duly executed said Plan of Merger before me and acknowledged said NALBANDO ENTERPRISES, INC., that the signatures of the said president and the secretary of said corporation to said foregoing Plan of Merger are in the handwriting of said president and secretary of said NALBANDO ENTERPRISES, INC., and that the seal affixed to said Plan of Merger is the


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common corporate seal of said corporation.

      In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

                                          ----------------------------
                                          Notary Public
                                          My Commission expires: 12/8/01
      The above Plan of Merger, having been executed by a majority of the board of directors of each corporate party thereto, and having been adopted separately by the stockholders of each corporate party thereto, in accordance with the provisions of the Corporation Law of the state of Nevada, and that fact having been certified on said Plan of Merger by the Secretary of each corporate party thereto do now hereby execute the said Plan of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each said corporations, on this 30th day of April, 1998.

                            NOVA PHARMACEUTICAL, INC.

                                 /s/ Ralph Mann
                              -----------------------------------
                          By: MR. RALPH MANN, President

                                 /s/ James Ayres
                              -----------------------------------
                         By: MR. JAMES AYRES, Secretary

   (Corporate seal)
            /s/ James Ayres
Attest:     ______________________________
      By:  MR. JAMES AYRES, Secretary

STATE OF CALIFORNIA           )
                              ) SS:
COUNTY OF                     )
                              )

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      Be it remembered  that on this 30th day of April,  A.D.  1998,  personally came before me, a notary public, in and for the county and state aforesaid, RALPH MANN, President of NOVA PHARMACEUTICAL, INC., a corporation of the state of Nevada and one of the corporations described in and which executed the foregoing Plan of Merger, known to me personally to be such, and she the said president. As such president duly executed said Plan of Merger before me and acknowledged said NOVA PHARMACEUTICAL, INC., that the signatures of the said president and the secretary of said corporation to said foregoing Plan of Merger
are  in  the   handwriting   of  said  president  and  secretary  of  said  NOVA
PHARMACEUTICAL, INC., and that the seal affixed to said Plan of Merger is the common corporate seal of said corporation.

      In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

                                          ----------------------------
                                          Notary Public
                                          My Commission expires:











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